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                                                                    EXHIBIT 10.9

     Administaff.

                           CLIENT SERVICE AGREEMENT

THIS CLIENT SERVICE AGREEMENT ("the Agreement"), is made by and between Administaff Companies. Inc ("Administaff"'), a Delaware corporation, with its principal place of business at 19001 Crescent Springs Drive, Kingwood. Texas 77339-3802, and GARDEN ESCAPE, INC. ("Client").

                                 I. PERSONNEL

1.1 Subject to the terms of this Agreement Administaff agrees to furnish Client and Client agrees to engage from Administaff, employees (hereinafter sometimes referred to as "Assigned Employees") for the job functions listed in Exhibit A ("Confidential Census"). Client warrants that information supplied to Administaff concerning the employee functions is accurate.

1.2 Administaff and Client certify that a shared employment relationship (as that term is defined in (S)3.364 Staff Leasing Services, Texas Administrative Code, i.e. that an employment relationship among an assigned employee, client company, and staff leasing company in which by written contract and in fact the staff leasing company and client company share employment responsibilities) exists by virtue of this Agreement between Client and Administaff as to the Assigned Employees, that this Agreement meets the requirements and conditions set out in (S)3.364 and that each party will retain a copy of this Agreement in its files.

1.3 Administaff certifies that none of the Assigned Employees furnished under this Agreement were employed previously by Administaff other than through a shared employment relationship.

1.4 in the event that Client has been in existence for more than one year (including changes in legal entity, merger or corporate reorganization) Client certifies as follows:

     a. that Client has been in existence for at least one year prior to the effective date of this Agreement (including changes in legal entity, merger, and corporate reorganization):

     b. that at least 75% of the Assigned Employees providing services under this Agreement were previously employees of Client for a period of three (3) months prior to commencement of this Agreement; and

     c. that none of the Assigned Employees were employed previously by an entity that previously provided or currently provides taxable services to the Client.

1.5 In the event that Client has been in existence for less than one year (excluding changes in legal entity, merger or corporate reorganization) Client certifies as follows:

     a. that Client has been in existence for less than one year (excluding changes in legal entity, merger, or corporate reorganization); and

     b. that none of the Assigned Employees were employed previously by an entity that previously provided or currently provides taxable services to the Client.

                             II. TERM OF AGREEMENT

This Agreement shall commence on the date this Agreement is executed and remain in force and effect for a term of one (1) year ("Initial Term"). Following the Initial Term, this Agreement shall remain in full force and effect for successive monthly terms (the "Extended Terms") until either (1) the Agreement is renewed; or, (ii) the Agreement is terminated. During the Initial Term and any Extended Term of this Agreement, either Administaff or Client may terminate this Agreement by giving thirty (30) days prior written notice.

                              III. ADMINISTRATION

3.1 There are a number of federal and state statutory, common law and regulatory provisions which define the employer-employee relationship. "Employer" status is based upon the function for which the employer-employee relationship is being considered.

3.2 Administaff is the employer of those persons furnished to Client and listed on Exhibit A and is liable as such for the following purposes:

     a. compliance with rules and regulations governing the reporting and payment of all federal and state taxes on payroll wages paid under this Agreement including, but not limited to: (i) federal income tax withholding provisions of the Internal Revenue Code; (ii) state and/or local income tax withholding provisions, if applicable; (iii) Federal Insurance Contributions Act (FICA); (iv) Federal Unemployment Tax Act
          (FUTA); and (v) applicable state unemployment provisions;

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     b.   except as provided in Paragraph 3.4g below, compliance with applicable workers' compensation laws including, but not limited to: (i) procuring workers' compensation insurance; (ii) completing and filing all required reports; and (iii) managing claims;

     c.   compliance with the Consolidated Omnibus Reconciliation Act (COBRA);

     d.   compliance with the Immigration Reform and Control Act (IRCA);

     e.   compliance with the Consumer Credit Protection Act, Title III;

     f    procuring and providing employee benefits;

     g. monitoring and transmitting to Client changes in governmental regulations relating to policies and practices governing the employer-employee relationship including, but not limited to, issues such as recruiting, interviewing, testing, selecting, orientation of, training, evaluating, replacing, supervision, disciplining and terminating employees.

3.3 Client is the employer of those persons furnished by Administaff and listed on Exhibit A and is liable as such for the following purposes:

     a. compliance with Occupational Safety and Health Administration (OSHA) regulations;

     b. compliance with Environmental Protection Agency (EPA) regulations and any state and/or local equivalent;

     c. compliance with government contracting provisions including, but not limited to: (i) Executive Order 11246; (ii) Vocational Rehabilitation Act of 1973; (iii) Vietnam Era Veteran's Readjustment Assistance Act of 1974; (iv) Walsh-Healey Public Contracts Art; (v) Davis-Bacon Act; and (vi) Service Contract Act of 1965;

     d.   compliance with the Fair Labor Standards Act (FLSA);

     e.   compliance with the Worker Adjustment and Retraining Notification Act
          (WARN);

     f    compliance with any professional licensing requirements;

     g.   compliance with any fidelity bonding requirements;

     h. professional liability, including but not limited to malpractice or errors and omissions coverage and compliance with any regulation mandating such coverage;

     i. Section 414(o) of the Internal Revenue Code (avoidance of certain pension and non-pension employee benefits requirements) (except as provided in paragraph 3.4c below);

     j. assignment to, and ownership of, all intellectual property rights including, but not limited to, inventions, whether patentable or not, and patents resulting therefrom, copyrights and trade secrets and all confidentiality agreements regarding proprietary information.

3.4 Administaff and Client will be considered co-employers ("dual or joint employers") of those persons furnished to Client by Administaff and listed on Exhibit A for the following purposes:

     a.   compliance with Title VII of the 1964 Civil Rights Act;

     b.   compliance with the Age Discrimination in Employment Act (ADEA).

     c. compliance with the Employee Retirement Income Security Act (ERISA) (except as provided by paragraph 33i above);

     d.   compliance with the Polygraph Protection Act;

     e. compliance with the Federal Drug Free Workplace Act and any state and/or local equivalent;

     f compliance with state employment discrimination laws including, but not limited to, Article 5221k, Texas Revised Civil Statutes;

     g.   employer liability under workers' compensation laws;

     h. implementation of policies and practices relating to the employer-employee relationship such as recruiting, interviewing, testing, selecting, orientation of, training, evaluating, replacing, supervision, disciplining and terminating employees; and

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     i.   selection of fringe benefits including, but not limited to, holidays, vacation, sick leave, parental leave, military leave, and leave of absence.

3.5 Nothing in paragraphs 3.2, 3.3 or 3.4 above shall be construed to require either Administaff or Client to provide any of the matters referred to therein except as provided by law or as otherwise specifically provided by this contract

3.6 For the purposes of this Agreement, determination of employer status for situations not sot forth and not contemplated herein shall be made by mutual agreement of Administaff and Client.

                                IV. SUPERVISION

Administaff shall designate one or more on-site supervisors from among its employees furnished to Client and listed on Exhibit A. On-site supervisors shall direct operational and administrative matters relating to services provided by Administaff's employees and shall carry out Administaff's policies and procedures formulated in accordance with Paragraph 3.4h above.

                               V. ENROLLMENT FEE

Client agrees to pay Administaff a non-refundable enrollment fee in the sum specified in Exhibit B (Client Service Application). This enrollment fee is due and payable at the time that this Agreement is signed by Client.

                                VI. SERVICE FEE

In exchange for the personnel services provided by Administaff hereunder, Administaff and Client agree as follows:

6.1 The Administaff fee rate percentage is set forth in Exhibit B (Client Service Application) and is calculated utilizing the data submitted by Client in Exhibit A. If such information is inaccurate, Client shall immediately agree to amend Exhibit A to reflect the current information and shall pay, within ten
(10) days notice from Administaff of the error, any additional costs incurred by Administaff as a result of the inaccuracy.

6.2 Each pay period, Client shall pay Administaff its fee comprised of (i) the gross payroll of Administaff employees leased to Client during such pay period; and, (ii) a service fee equal to the fee rate percentage specified in Exhibit B multiplied by the actual gross payroll of Administaff employees furnished to Client during such pay period.

6.3 Administaff shall not adjust the fee rate percentage for Client during any term of this Agreement except for adjustments made necessary by:

     (i) statutory and regulatory changes, including, but not limited to, adjustments to FICA, federal and/or state unemployment taxes and workers, compensation; and/or

     (ii) changes in the information supplied on Exhibit A (Confidential Census) initiated by Client to the extent that such change, when applied to the recalculation of the fee rate percentage, causes an increase or decrease of at least one fee rate percentage point.

6.4 In addition to the foregoing, during any Extended Term, Administaff may adjust the fee rate percentage upon thirty (30) days written notice to Client.

6.5 Any increases in the fee rate percentages for statutory or regulatory changes in employment taxes, insurance costs or job functions shall be effective on the date of such statutory or regulatory increase or change.

6.6 Any increase in the fee will be billed with the next effective payroll and be kept current at all times except for retroactive changes or statutory and/or regulatory changes unknown at the time the payroll is billed.

6.7 Any change in the fee rate percentage shall be reflected in a revised Exhibit B which shall then be made apart of this Agreement.

6.8 The fee provided for by this Agreement shall be due and payable at least one (1) working day prior to the date of payroll delivery.

6.9  Client shall use a method of payment approved in advance by Administaff.

6.10 Client or on-site supervisor shall report to Administaff all time worked by all Administaff employees furnished to Client each pay period and shall provide Administaff with written verification of same.

6.11 Client shall notify Administaff within two (2) working days of any error in billing.

6.12 Client shall reimburse Administaff for services not contemplated by this Agreement which may be required by Client.

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                                VII. INSURANCE

7.1 Administaff shall furnish, and keep in full force and effect at all times during the term of this Agreement, worker's compensation insurance covering all Administaff employees furnished to Client pursuant to the terms of this Agreement. Upon written request by Client, Administaff shall furnish a certificate of insurance verifying such coverage.

7.2 Client shall furnish, and keep in force and effect at all times during the term of this Agreement, comprehensive general liability insurance including products/completed operations coverage with minimum limits of $1,000,000 per occurrence and $2,000,000 aggregate. Client shall cause its insurance carrier to issue a certificate of insurance to Administaff, Inc. confirming this coverage and to give not less than thirty (30) days advance notice of cancellation or material change.

7.3 Client shall furnish, and keep in force and effect at all times during the term of this Agreement, comprehensive automobile liability insurance covering all owned. hired and non-owned automobiles with a minimum limit of $1,000,000 per occurrence combined single limit bodily injury and property damage liability. The policy shall also provide uninsured motorists insurance with a minimum combined single limit of Sixty Thousand Dollars ($60,000.00). In states where "no fault" laws apply, Personal Injury Protection (P.I.P.) or equivalent coverage shall be required to meet the requirements of the state. The client shall cause its insurance carrier to issue a certificate of insurance to Administaff, Inc. confirming this coverage and to give not less than thirty (30) days advance notice of cancellation or material change.

7.4 Client shall deliver copies of all insurance certificates required pursuant to this Article signed by authorized representatives of the insurance companies to Administaff within fifteen (15) days of the commencement date of this Agreement.

                           VII. EMPLOYMENT AGREEMENT

Each employee furnished by Administaff to Client and listed on Exhibit A shall be required to execute an Employment Agreement as set forth in Exhibit C (Employment Agreement Form) before such employee shall commence the term of assignment with Client.

                                  IX. DEFAULT

9.1   Acts of default by Client shall include, but are not limited to:

      a.  failure of Client to pay a fee when due;

      b. failure of Client to comply within thirty (30) days of any directive of Administaff, when such directive is promulgated or made necessary by; (i) a federal. state or local governmental body, department or agency; or (ii) an insurance carrier providing coverage to Administaff and/or its employees;

      c. direct payment of taxable wages by Client to Administaff employees for services contemplated by this Agreement;

      d. commission or omission of any act that usurps any right or obligation of Administaff as an employer of the employees covered by this Agreement; and/or,

      e.  violation by Client of any provision of this Agreement.

9.2 In the event Administaff incurs any expenses, fines and/or liabilities as a result of an act of default by Client as set forth above, Client shall reimburse Administaff for all actual expenses, fines and/or liabilities, including, but not limited to. reasonable attorneys' fees, court costs and any related expenses.

9.3 In the event that this Agreement is terminated due to a default by Client, Client shall pay Administaff a sum equal to the fee rate percentage multiplied by the estimated gross payroll for the remaining contract period as liquidated damages, but such payment does not release Client from its obligations under this Agreement, or from liability for future breach of such obligations.

9.4 Upon an act of default by Client other than under Paragraph 9.1c above, Administaff shall have the option, in its sole and absolute discretion, of terminating this Agreement, and in the event Administaff exercises such option, this Agreement shall, terminate on the date written notice of same is delivered to Client. In the event, however, of an act of default by Client under Paragraph 9.1c. above, Administaff shall have the option in its sole and absolute discretion of terminating this Agreement effective on the date of such act.

                                 X. INDEMNITY

10.1 Client hereby agrees to indemnify, defend and hold Administaff harmless from and against any and all liability, expense (including court costs and attorneys' fees) and claims for damage of any nature whatsoever, whether known or unknown and whether direct or indirect, as though expressly set forth and described herein, which Administaff may incur, suffer, become liable for or which may be asserted or claimed against Administaff as a result of the acts, errors or omissions, including negligent acts and statutory violations, of Client.

10.2 Administaff hereby agrees to indemnify, defend and hold Client harmless from and against any and all liability, expense (including court costs and attorneys' fees) and claims for damage of any nature whatsoever, whether known or unknown and whether direct or indirect, as though

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expressly set forth and described herein, which Client may incur, suffer, become liable for or which may be asserted or claimed against Client as a result of the acts, errors or omissions. including negligent acts and statutory violations, of Administaff.

10.3 Client and Administaff expressly agree that the indemnification provisions of this Agreement shall not be limited to claims, expenses, or liabilities for which one of them is solely liable, but shall also apply to claims, expenses and liabilities for which client and Administaff are jointly and concurrently liable. In such event, if either of them advances funds in connection with a claim, expense or liability which is subject to this Article X in excess of its pro rata share, said party shall be indemnified by the other party hereto for such excess amounts.

                               XI. MISCELLANEOUS

11.1 This Agreement may be amended from time to time as agreed by the parties in writing. Such amendment shall become effective on the date so designated when signed by both Administaff and Client.

11.2 Client and Administaff warrant and represent to each other that, prior to the commencement of this Agreement no separate agreements or arrangements exist that would obligate Client or Administaff except as set forth herein.

11.3 Client and Administaff agree to immediately report to each other all accidents and injuries involving Administaff employees assigned to Client.

11.4 Client agrees to comply, at its sole cost and expense, with any applicable specific directives promulgated by: (i) a federal, state or local governmental body, department or agency, (ii) an insurance carrier providing coverage to Administaff and/or its employees affecting this Agreement and/or (iii) Administaff as made necessary by circumstances which currently or specifically affect Administaff, Client or Administaff's employees.

11.5 This Agreement is between Administaff and Client and creates no individual rights of Administaff employee as against Client.

11.6 Administaff and Administaff's workers' compensation insurance carrier shall have the right to inspect Client's premises, including any job site to which Client assigns Administaff's employees. To the extent possible, such inspection shall be scheduled at a mutually convenient time.

                               XII. ARBITRATION

12.1 Administaff and Client agree and stipulate that all claims, disputes and other matters in question between Administaff and Client arising out of, or relating to this Agreement or the breach thereof will be decided by arbitration in accordance with the Federal Arbitration Act (9 U.S.C. (S)(S) 10 and 11) and the Commercial Arbitration Rules of the American Arbitration Association then obtaining subject to the limitations of this Article XII. This agreement to so arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith as provided in this Article XII will be specifically enforceable under the prevailing law of any court having jurisdiction.

12.2 Notice of the demand for arbitration will be filed in writing with the other party to the Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

12.3 No arbitration arising out of or relating to, this Agreement shall include by consolidation, joinder or in any other manner any other person or entity who is not a party to this contract unless:

      a. the inclusion of such other person or entity is necessary if complete relief is to be afforded among those who are already parties to the arbitration, and/or such other person or entity is substantially involved in a question of law or fact which is common to those who are already parties to the arbitration and which will wise in such proceedings, and,

      b. the written consent of the other person or entity sought to be included and Administaff and Client has been obtained for such inclusion, which consent shag make specific reference to this paragraph; but no such consent shall constitute consent to arbitration of any dispute not specifically described in such consent or to arbitration with any party not specifically identified in such consent.

12.4 The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof and will not be subject to modification or appeal except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act (9 U.S.C. (S)(S) 10 and II).

                               XIII. ASSIGNMENT

Neither party shall assign this Agreement or its rights and duties hereunder, or any interest heroin, without the prior written consent of the other party.

                             XIV. ATTORNEYS' FEES

The prevailing party in any enforcement action arising in respect to this Agreement shall be entitled to recover from the other party all costs of such enforcement action including, without limitation, reasonable attorneys' fees, court costs and related expenses.

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                               XV. GOVERNING LAW

EXCEPT FOR ARTICLE XII OF THIS AGREEMENT, WHICH SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 US.C. (S)(S) 10 AND 11), THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

                             XVI. ENTIRE AGREEMENT

This instrument, including the Exhibits attached hereto, contains the entire Agreement of the parties and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, with respect to the subject matter hereof. No amendment or modification hereto shall be valid unless in writing and signed by both parties hereto.

                              XVII. SEVERABILITY

If any provision of this Agreement, or any amendment thereof, should be invalid, the remaining provision shall remain in effect and be so construed as to effectuate the intent and purposes of this Agreement and any amendments thereto.

                                XVIII. NOTICES

All notices, requests and communications provided hereunder shall be in writing, and hand delivered or mailed by United States registered, certified, or express mail, return receipt requested, and addressed to the party's principal place of business as set forth in this Agreement adjacent the signature of each party (of to such other address provided in writing by such party).

                                  XIX. WAIVER

The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of a breach of any other term or provision of this Agreement.

                                 XX. EXHIBITS

The following exhibits are attached to this Agreement and incorporated herein by reference for all purposes:

A.   Exhibit A ("Confidential Census");

B.   Exhibit B ("Client Service Application"); and,

C.   Exhibit C ("Employment Agreement Form").

THIS AGREEMENT is duly executed this 1st day of July, 1997.

FOR CLIENT:     GARDEN ESCAPE, INC.             ADMINISTAFF COMPANIES, INC.
           ----------------------------
                                                19001 Crescent Springs Drive
                                                Kingwood, Texas 77339-3802
                                                (800)237-3170

By: /S/  James N. O'Neill                              By: /S/  Jay E. Mincks
    ----------------------------                    ---------------------------
    (Signature) Vice President                              Vice President

         James N. O'Neill
    ----------------------------
    (Name-Typed or Printed)


Address: ______________________
          _____________________
          _____________________
          _____________________

Tel. No:  _____________________

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                                   ADDENDUM

     This Addendum is attached to and made a part of that certain Client Service Agreement (the Agreement) of even date, between Administaff Companies, Inc. (Administaff), and Garden Escape, Inc., (Client). In the event of a conflict between this Addendum and the Agreement, this Addendum shall control.

ARTICLE II.  TERM OF AGREEMENT

     Article II, Term of Agreement, shall be amended to read as follows:

     "This Agreement shall commence on the             7/1/97            and
                                          -------------------------------
     shall remain in force and effect until terminated as provided herein. Either Administaff or Client may terminate this Agreement by giving thirty
     (30) days prior written notice."

ARTICLE III. ADMINISTRATION

     Article III, Administration, Paragraph 3.2. preamble, shall be amended to read as follows:

     "3.2 Administaff is the employer of those persons furnished to Client and listed on Exhibit "A" (the "Employees") and is liable as such for the following purposes."

     Article III, Administration, Paragraph 3.2 a., shall be amended to read as follows:

     "a. compliance with rules and regulations governing the reporting and payment of all federal and state taxes on payroll wages paid under this Agreement and the co-employment relationships existing between Client and the Employees (provided that, and only to the extent that, such relationships have first been fully disclosed to Administaff's Account Executive so as to permit such compliance) including, but not limited to: (i) federal income tax withholding provisions of the Internal Revenue Code; (ii) state and/or local income tax withholding provisions, if applicable; (iii) Federal Insurance Contributions Act
          (FICA); (iv) Federal Unemployment Tax Act (FUTA); and (v) applicable state unemployment provisions;

     Article III, Administration, Paragraph 3.2 f., shall be amended to read as follows:

     "f. procuring and providing employee benefits and compliance with ERISA with respect to the benefits procured or provided;"

     Article III, Administration, Paragraph 3.2 j., shall be amended to read as follows:

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     "j.  assignment to, and ownership of all intellectual property rights including, but not limited to, inventions, whether patentable or not, and patents resulting therefrom, copyrights, trademarks, and trade secrets and all confidentiality agreements regarding proprietary information;"

     Article III, Administration, Paragraph 3.3, shall be amended to add subparagraph K. as follows:

     "k. administration and management (including, but not by way of limitation, ERISA compliance, tax reporting, and fiduciary requirements) of any Client sponsored stock option, equity based, deferred or other incentive compensation plan provided by Client."

     Article III, Administration, Paragraph 3.4.c., shall be amended to read as follows:

     "c. compliance with the Employee Retirement Income Security Act (ERISA) (except as provided by 3.2 f., 3.3 i., and 3.3 k above);"

ARTICLE IV. SUPERVISION

     Article IV., Supervision, shall be amended to read as follows:

     "Administaff shall designate one or more on-site supervisors from among its employees furnished to Client and listed on Exhibit A as supervisory employees. On-site supervisors shall direct operational and administrative matters relating to services provided by Administaff's employees and shall carry out Administaff's policies and procedures formulated in accordance with Paragraph 3.4 h., above."

ARTICLE VI. SERVICE FEE

     Article VI., Service Fee, Paragraph 6.3 preamble shall be amended to read as follows:

     "6.3 ADMINISTAFF shall not adjust the fee rate percentage for CLIENT more often than once annually during the term of this Agreement except for adjustments made necessary by:"

     Article VI., Service Fee, Paragraph 6.5 shall be amended to read as follows:

     "6.5 Any increases in the fee rate percentages for statutory or regulatory changes in employment taxes, insurance costs or job functions shall be effective on the date of such statutory or regulatory increase or change provided that Administaff has given Client reasonably timely notice of such change (except, however, that job function changes made by Client shall require no such notice)."

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

     Article VI., Service Fee, Paragraph 6.11 shall be amended to read as follows:

     "6.11 Client shall use its best efforts to notify Administaff within two
     (2) days of any error in billing."

     Article VI., Service Fee, shall be amended to add Paragraph 6.13 as follows:

     "6.13 Bonuses are compensation paid to leased employees in excess of the wages that are contemplated as part of the employee's regular pay under this Client Service Agreement (as set forth in Schedule A). Client and Administaff agree that a bonus may be paid to each leased employee no more frequently than twice per employee per calendar quarter. Any compensation in excess of the compensation that is contemplated as part of the leased employees regular pay which is paid more frequently than twice per calendar quarter shall be deemed to be a commission and shall be subject to application of the fee rate percentage described in paragraph 6.1 and on Schedule B for the calculation of the service fee due Administaff in accordance with paragraph 6.2 of this Agreement. When bonuses are paid in accordance with this paragraph, Administaff's service fees shall be calculated by adding the direct payroll expenses associated with the employee's bonus pay, including applicable FICA, federal and state unemployment taxes and insurance, workers' compensation, and a check writing fee of fifteen dollars per bonus check.

          When a bonus is reported to the Account Executive from the Client, the Account Executive will verify that wages contemplated by the Client Service Agreement as set forth in Schedules A and B have, in fact, been paid, and all service fees have been collected. Once this verification has been made, the terms of this paragraph shall apply."

ARTICLE IX. DEFAULT

     Article IX., Default, Paragraph 9.1 b., shall be amended to read as follows:

          "b. failure of Client to comply within forty-five (45) days of any directive of Administaff, when such directive is promulgated or made necessary by: (i) a federal, state or local government body, department or agency; or (ii) an insurance carrier providing coverage to Administaff and/or its employees;"

     Article IX., Default, Paragraph 9.1 d., shall be amended to read as follows:

          "d. commission or omission of any act that usurps any right or obligation, as stated in Paragraphs 3.2 and 3.4 above, of Administaff as an employer of the employees covered by this Agreement; and/or"

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

     Article IX., Default, Paragraph 9.1 e., shall be amended to read as follows:

          "a. a material violation by Client of any provision of this Agreement,"

     Article IX, Default, Paragraph 9.3, shall be deleted in its entirety:

     Article IX, Default, Paragraph 9.4, shall be amended to read as follows:

     "9.4 Upon an act of default by Client other than under Paragraph 9.1 a., or
     9.1 c., Administaff shall give Client thirty (30) calendar days notice and opportunity to cure prior to terminating this Agreement. If Client fails to cure such default within thirty (30) days following delivery of notice of the default to the Client's principal place of business as provided in
     Article XVIII of this Agreement, Administaff shall have the option, in its sole and absolute discretion, of terminating this Agreement and in the event Administaff exercises such option, this Agreement shall terminate on the date written notice of same is delivered to Client. In the event, however, or an act of default by Client under Paragraph 9.1 a or 9.1 c above, Administaff shall have the option in its sole and absolute discretion of terminating this Agreement effective on the date of such act."

ARTICLE X.  INDEMNITY

     Article X., Indemnity, Paragraph 10.3, shall be amended to read as follows:

     "10.3 Client and Administaff expressly agree that the indemnification provisions of the Agreement shall not be limited to claims, expenses, or liabilities for which one of them is solely liable, but shall also apply to claims, expenses and liabilities for which Client and Administaff are jointly or concurrently liable. In such event, if either of them advances funds in connection with a claim, expense or liability which is subject to this Article X in excess of its pro rata share, said, party shall be indemnified by the other party hereto for such excess amounts, provided, however, that in no event shall a party be liable to the other party for losses caused by the party seeking indemnification."

ARTICLE XI. MISCELLANEOUS

     Article XI., Miscellaneous, Paragraph 11.4 shall be amended to read as follows:

     "11.4 Client agrees to comply, at its sole cost and expense, with any applicable specific directives promulgated by: (i) federal, state, or local government body, department, or agency, (ii) an insurance carrier providing coverage to Administaff and the Employees affected by this Agreement and/or
     (iii) Administaff as made reasonably necessary by circumstances which currently or specifically affect Administaff, Client or Administaff's employees."

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

     Article XI., Miscellaneous, shall be amended to add Paragraph 11. 7 as follows:

     "11.7 Client and Administaff agree that client is the owner of the proprietary interest in all intellectual property rights relating to the operation of Client's business including, but not limited to, inventions (whether patentable or not), and patents resulting therefrom, copyrights and trade secrets and all confidentiality agreements regarding proprietary information related to or associated with the work performed by the leased employee that is conceived or developed by the leased employee while assigned to the Client, and Administaff unconditionally transfers, conveys, relinquishes, and releases to Client all right, title, interest, and claims which Administaff has now or which it may acquire in the future with respect to such proprietary interest or intellectual property right relating to the operation of Client's business."

     This Addendum is executed and effective of even date with the Client Services Agreement Dated 7/1/97, between the parties hereto, to which it is
                         ------
attached and incorporated by reference.

ADMINISTAFF COMPANIES, INC.             GARDEN ESCAPE, INC.

By: /s/  Jay E. Minks                   By:  /s/  James N. O'Neill
    ---------------------------             ------------------------------------

Jay E. Mincks                           James N. O'Neill
----------------------------            ------------------------------------
Printed Name                            Printed Name

Title:  Vice President, Sales &         Title:  Vice President, Operations
         Marketing

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